Exhibit No. 23a

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We have issued our report dated March 6, 2006, accompanying the financial statements of The Price Fund I, L.P. contained in this Post-Effective Amendment No. 8 to the Registration Statement (S-1 No. 333-74176). We consent to the use of the aforementioned report in the Registration Statement, and the use of our name as it appears under the caption “Experts”.

/s/ ALTSCHULER, MELVOIN AND GLASSER LLP

Chicago, Illinois

December 15, 2006